EX-99.906CERT

CERTIFICATION

Kevin Kelly, Principal Executive Officer, and Jim Niemie, Principal Financial Officer of Strategic Trust (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2025 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer Strategic Trust	Principal Financial Officer Strategic Trust

/s/ Kevin Kelly	/s/ Jim Niemie
Kevin Kelly	Jim Niemie

Date:	10/29/25	Date:	10/29/25

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Strategic Trust and will be retained by Strategic Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.